Exhibit 10.22

AMENDMENT TWO

(REMEDIAL AMENDMENT)

to the

MATTEL, INC. PERSONAL INVESTMENT PLAN

THIS AMENDMENT TWO (this “Amendment”) is executed this 10th day of June, 2014, by Mattel, Inc. (the “Company”).

Statement of Purpose

The Company maintains the Mattel, Inc. Personal Investment Plan (the “Plan”) as amended and restated effective as of January 1, 2013, as amended. The Company currently has pending an application for a determination from the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Code. The Internal Revenue Service has requested certain remedial amendments to the Plan in connection with its review of the application and as a condition for the issuance of a favorable determination with respect to the continued qualified status of the Plan. The Company intends to preserve the qualified status of the Plan, and this Amendment sets forth the remedial amendments requested by the Internal Revenue Service. In Article XVI of the Plan, the Company has reserved the right to amend the Plan in whole or in part.

NOW, THEREFORE, the Company does hereby declare that the Plan is amended effective as of January 1, 2013, unless otherwise specifically stated herein, as follows:

1. The following shall be added to the end of the last sentence in Section 2.40:

“on a nondiscriminatory basis to all participants.”

2. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the day and year first above written.

MATTEL INC.

By:	/s/ Alan Kaye
Alan Kaye
Executive Vice President
Chief Human Resources Officer